Exhibit 99.1

ITXC Announces Succession Plans

    PRINCETON, N.J.--(BUSINESS WIRE)--March 31, 2003--ITXC Corp.
(NASDAQ:ITXC)

--  Company in CEO Search

--  Evslin Plans to Remain as Chairman


    ITXC Corp. (NASDAQ:ITXC) announced today that Tom Evslin, who has held the post of Chairman and CEO since he cofounded the company in 1997, plans to retire this year as CEO.
    Evslin plans to remain as non-executive Chairman. No specific deadline has been set for the installing of a new CEO but Evslin will continue in the roles of President and CEO until then and will assist in transition to the extent requested by his successor. The company has retained the search firm Heidrick & Struggles International to aid in the selection of a new CEO.
    "I will be turning sixty this year and want to spend most of the rest of my working life in the public service sector," said Evslin. "Since founding ITXC together, my wife Mary and I have seen first hand the difference that communication infrastructure can make in the developing world. I am proud of the difference that ITXC has been able to make through its commercial deployment of VoIP and intend to stay active by aiding third world countries in the deployment of infrastructure both through the Evslin Foundation and working with others as Mary is already doing."
    "ITXC is a survivor of both the Internet bubble and the telecom perfect storm," said Evslin. "The company has an excellent management team, many of whom have been with us since the earliest days of the company including CFO and cofounder Ed Jordan, COO and cofounder Eric Weiss, and EVP of Worldwide Sales Steve Ott. EVP John Landau, who joined us last year from Intel, is already another major contributor.
    "The company is the market leader in international VoIP at a time when VoIP is rapidly gaining market share worldwide. ITXC's network reaching over 175 countries is not only the largest of its kind in the world; it is also just what is needed to support the traffic beginning to be originated by corporations on their new IP PBXs. Our strong cash position and absence of debt allows us to be aggressive in a way few other carriers can.
    "Both through the transition as CEO, and later as Chairman and a major stockholder, I look forward to participating in ITXC realizing its great promise."
    Evslin will be a candidate for reelection to the Board for a three-year term at the company's annual meeting this May.

    About ITXC

    ITXC Corp. is one of the world's leading carriers based on minutes of international traffic carried. As a carriers' carrier, ITXC serves all major carriers in the US; many incumbent carriers worldwide including China Telecom, PLDT, Telkom South Africa, Telecom Colombia, Telenor, and VSNL; and emerging and competitive carriers including COTAS-Teledata in Bolivia, Vietel in Vietnam and Data Access in India.
    ITXC also serves a growing number of mobile carriers including China Mobile, one of the world's largest mobile carriers. ITXC is the global market share leader in VoIP international calling with approximately 20% of the market, according to TeleGeography 2003.
    ITXC is also the Fastest Growing Technology Company in North America according to the 2002 Deloitte & Touche Technology Fast 500 ranking.
    For more information about ITXC, please visit www.itxc.com.

    Forward-looking statements:

    ITXC has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning ITXC's business, operations and financial condition.
    "Forward-looking statements" consist of all non-historical information. In addition, the words "could", "expects", "anticipates", "objective", "plan", "may affect", "may depend", "believes", "estimates", "projects" and similar words and phrases are also intended to identify such forward-looking statements.
    Actual results could differ materially from those projected in the Company's forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the volatile and competitive environment for Internet telephony and telecommunications; changes in domestic and foreign economic, market, and regulatory conditions; the inherent uncertainty of financial estimates and projections; impacts related to the CEO search ITXC has recently announced; uncertainty inherent in litigation; unanticipated technological difficulties; the creditworthiness of our customers; future transactions; and other considerations described as "Risk Factors" in Exhibit 99 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and in other filings by the Company with the SEC.
    All such forward-looking statements are current only as of the date on which such statements were made. ITXC does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events. ITXC and ITXC.net are registered trademarks of ITXC Corp.

    CONTACT: ITXC Corp.
             Mariana Cavin, 609/750-3461
             mcavin@itxc.com